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                                                                   Exhibit 23.2


(CHINESE CHARACTERS)
YAO LIANG LAW OFFICE

Shanda Interactive Entertainment Limited
No. 1 Office Building
690 Bibo Road
Pudong New Area
Shanghai 201203
People's Republic of China

                                                                January 11, 2005

Ladies and Gentlemen:

RE: SHANDA INTERACTIVE ENTERTAINMENT LIMITED

We hereby consent to the use of and references to our name under the captions "Risk Factors", "Our Corporate Structure", "Enforcement of Civil Liabilities", "Validity of the Securities" and "Legal Matters" in the prospectus included in the registration statement on Form F-1, filed by Shanda Interactive Entertainment Limited with the United States Securities and Exchange Commission on January 11, 2005 under the Securities Act of 1933, as amended.


Sincerely yours,


/s/ Yao Liang Law Office
(CHINESE CHARACTERS)
Yao Liang Law Office




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7/F, Huaxia Bank Tower, 256 Pudong (S) Road, Shanghai 200120, PRC
(CHINESE CHARACTERS OF ADDRESS) 200120
Tel: (8621) 51150338  Fax: (8621) 51150051
E-mail: master@yaolianglaw.com
www.yaolianglaw.com